As filed with the Securities and Exchange Commission on November 29, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MEDICIS PHARMACEUTICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1574808
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of Principal Executive Offices) (Zip Code)

MEDICIS PHARMACEUTICAL CORPORATION 401(K) PLAN
(Full Title of the Plan)

Mark A. Prygocki, Sr.	Copy to:
Executive Vice President, Chief Financial Officer and Treasurer 8125 North Hayden Road	Charles K. Ruck, Esq. R. Scott Shean, Esq. Kevin B. Espinola, Esq. Latham & Watkins LLP
Scottsdale, Arizona 85258-2463 (602) 808-8800	650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities to	to be	Price	Offering	Registration
be Registered (3)	Registered(1)	Per Share(2)	Price(2)	Fee
Class A Common Stock, par value $0.014 per share	200,000	$25.78	$5,156,000	$158.29

(1)	200,000 shares of Class A common stock, par value $0.014 per share (the “Common Stock”), of Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), are being registered hereunder. Such number represents shares that may be purchased in the open market pursuant to the Medicis Pharmaceutical Corporation 401(k) Plan (the “Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall automatically cover any additional shares of Common Stock that become purchasable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The price per share and aggregate offering price for the shares of Common Stock are calculated on the basis of the average of the high and low trading prices of the Common Stock, as reported on the New York Stock Exchange on November 27, 2007.

(3)	Each share of the Registrant’s Common Stock being registered hereunder, if issued prior to the termination of the Company’s Amended and Restated Rights Agreement, dated as of August 17, 2005, will include one preferred stock purchase right. Prior to the occurrence of certain events, the preferred stock purchase rights will not be exercisable or evidenced separately from the Common Stock.
Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Registration of Additional Securities
     The Company has previously registered an indeterminate amount of interests to be offered and sold under the Plan by a Registration Statement on Form S-8 filed with the SEC on November 21, 1997, Registration No. 333-40801 (the “Prior Registration Statement”). Under this Registration Statement, the Company is registering 200,000 shares of Common Stock that may be acquired under the Plan. The content of the Prior Registration Statement is incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.
Experts
     The consolidated financial statements of Medicis Pharmaceutical Corporation and subsidiaries appearing in its Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and Medicis Pharmaceutical Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Item 8. Exhibits.
     See the Index to Exhibits on page 5.
     The Company previously received a determination letter from the Internal Revenue Service (the “IRS”), dated September 4, 2003, certifying that the Plan was qualified under Section 401 of the Internal Revenue Code, as amended. The Company hereby undertakes that it will submit any material amendments to the IRS and will make all changes required by the IRS in order to continue to maintain qualification of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Medicis Pharmaceutical Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 29th day of November, 2007.

MEDICIS PHARMACEUTICAL CORPORATION
By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonah Shacknai and Mark A. Prygocki, Sr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any related registration statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities as of November 29, 2007.

Signature	Title

/s/ Jonah Shacknai	Chairman of the Board and Chief Executive Officer
Jonah Shacknai	(Principal Executive Officer)

/s/ Mark A. Prygocki, Sr.	Executive Vice President, Chief Financial Officer and Treasurer
Mark A. Prygocki, Sr.	(Principal Financial and Accounting Officer)

/s/ Arthur G. Altschule, Jr.	Director
Arthur G. Altschul, Jr.

/s/ Spencer Davidson	Director
Spencer Davidson

/s/ Stuart Diamond	Director
Stuart Diamond

/s/ Peter S. Knight, Esq.	Director
Peter S. Knight, Esq.

/s/ Michael A. Pietrangelo	Director
Michael A. Pietrangelo

Signature	Title

/s/ Philip S. Schein, M.D.	Director
Philip S. Schein, M.D.

/s/ Lottie H. Shackelford	Director
Lottie H. Shackelford

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the Medicis Pharmaceutical Corporation 401(k) Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 29th day of November 2007.

MEDICIS PHARMACEUTICAL CORPORATION 401(K) PLAN

By:	MEDICIS PHARMACEUTICAL CORPORATION
Plan Administrator

	By:	/s/ Jonah Shacknai Jonah Shacknai, Chairman of the Board and Chief Executive Officer

	By:	/s/ Mark A. Prygocki, Sr. Mark A. Prygocki, Sr., Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1	Amended and Restated Rights Agreement, dated as of August 17, 2005, between the Company and Wells Fargo Bank, N.A., as Rights Agent. (1)

4.2	Indenture, dated as of August 19, 2003, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee. (2)

4.3	Indenture, dated as of June 4, 2002, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee. (3)

4.4	Supplemental Indenture, dated as of February 1, 2005, to Indenture, dated as of August 19, 2003, between the Company and Deutsche Bank Trust Company Americas as Trustee. (4)

4.5	Registration Rights Agreement, dated as of June 4, 2002, by and between the Company and Deutsche Bank Securities Inc. (5)

4.6	Form of specimen certificate representing class A common stock. (6)

5.1*	Determination letter issued by the Internal Revenue Service, dated September 4, 2003.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2005.

(2)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC on September 10, 2004.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002.

(4)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002.

(6)	Incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 33-32918, filed with the SEC on January 16, 1990.